Filed Pursuant To Rule 433

Registration No. 333-275079

January 10, 2024

X/Twitter Post:

Live Address: https://twitter.com/CraigSalm/status/1745266228761911434

Text: And there goes $GBTC, making it journey through the gears of financial plumbing, on its way from OTC Markets, up to NYSE Arca

For important info & disclosures, visit: etfs.grayscale.com/gbtc

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.